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                                                                     Exhibit 3.2

                                                                 FILED
                                                           99 MAY-3 AM 11:36
                                                           SECRETARY OF STATE
                                                          TALLAHASSEE, FLORIDA



                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                                    MTL INC.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:    The name of the Corporation is presently MTL Inc. (The "Corporation").

SECOND: Article I of the Articles of Incorporation is amended to read as follows:

                                      NAME
                                      ----

          The Name of this Corporation shall be:


                              Quality Distribution, Inc.

THIRD: The Amendment was approved and recommended by the Board of Directors to the Corporation's shareholders on November 24, 1998.

FOURTH: The Amendment was approved by Written Unanimous Consent of the Corporation's shareholders on December 3, 1998.

Signed this 30th day of April, 1999.


                                                                        MTL Inc.

                                                By:  /s/ CHARLES J. O'BRIEN, JR.
                                                      --------------------------
                                                         CHARLES J. O'BRIEN JR.,
                                                   President and Chairman of the
                                                              Board of Directors